Exhibit 8.1

2800 JPMorgan Chase Tower, 600 Travis Houston, TX 77002 Telephone: 713-226-1200 Fax: 713-223-3717 www.lockelord.com

February 9, 2018

Southcross Energy Partners, LP

1717 Main Street, Suite 5200

Dallas, Texas 75201

Re:	Agreement and Plan of Merger, dated as of October 31, 2017

Madams and Sirs:

We have acted as special tax counsel to Southcross Energy Partners, LP, a Delaware limited partnership (“SXE”), in connection with the proposed merger described in that certain Agreement and Plan of Merger, dated as of October 31, 2017 (the “Merger Agreement”), between American Midstream Partners, LP, a Delaware limited partnership (“AMID”), American Midstream Partners GP, LLC, a Delaware limited liability company, SXE, Southcross Energy Partners GP, LLC, a Delaware limited liability company (“SXE GP”), and Cherokee Merger Sub LLC, a Delaware limited liability company (“AMID Merger Sub”), pursuant to which, among other things, SXE will be merged with AMID Merger Sub and SXE will be the surviving entity in the merger and be an indirect but economically wholly-owned subsidiary of AMID (the “Merger”), and (ii) the preparation of a Registration Statement on Form S-4 (File No. 333-222501) (as amended through the date hereof, the “Registration Statement”) filed with the Securities and Exchange Commission by AMID, including the related proxy statement/prospectus forming a part thereof. This Opinion is being delivered in connection with the Registration Statement. Capitalized terms used and not defined herein have the meanings set forth in the Merger Agreement unless otherwise indicated.

In rendering our Opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of factual statements, representations, covenants and warranties contained in (i) the Merger Agreement (including any Exhibits and Schedules thereto), (ii) the Registration Statement and the proxy statement/prospectus, (iii) the respective tax officer’s certificates of SXE and AMID, each delivered to us for purposes of this Opinion (the “Officer’s Certificates”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our Opinion.

In addition, we have assumed, with your consent, that:

1.     Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Merger) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.    The Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, the Registration Statement, and the proxy statement/prospectus, and the Merger will be effective under the laws of the State of Delaware;

3.    All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete, and correct in all respects and will remain true, complete, and correct in all respects up to and including the effective time of the Merger, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions, or representations or which make any such factual statements, descriptions or representations untrue, incomplete, or incorrect at the effective time of the Merger;

4.    Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the effective time of the Merger, in each case without such qualification; and

5.    The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, the Registration Statement, and the proxy statement/prospectus.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions, and limitations stated in the Merger Agreement, the Registration Statement, the proxy statement/prospectus constituting part of the Registration Statement and the Officer’s Certificates, all statements of legal conclusion in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger” as they relate to the material tax consequences of the Merger to SXE and certain holders of Relevant SXE Units (as defined in the Registration Statement) constitute the opinion (the “Opinion”) of Locke Lord LLP as to the material U.S. federal income tax consequences of the matters described therein.

In addition to the matters set forth above, this Opinion is subject to the exceptions, limitations and qualifications set forth below.

1.    The Opinion is provided as a legal opinion only, effective as of the date of this letter, and not as a guaranty or warranty of the matters discussed or referenced herein or as representations of fact. Our Opinion represents our best judgment regarding the application of U.S. federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations, and published rulings and procedures, but does not address all of the U.S. federal income tax consequences of the Merger or all of the matters discussed in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger.” We express no opinion as to U.S. federal, state, local, foreign, or other tax consequences, other than as set forth herein and in the Registration Statement. Our Opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position or that a court will not sustain such a position asserted by the Internal Revenue Service. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the validity of the conclusions stated herein and in the Registration Statement. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.

2.    No opinion is expressed as to (i) any transaction other than the Merger as described in the Merger Agreement, (ii) any matter not discussed in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger,” or (iii) any matter whatsoever if, to the extent relevant to our Opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties, and assumptions upon which we have relied, including in the Registration Statement, the proxy statement/prospectus and the Officer’s Certificates, are not true and accurate at all relevant times.

3.    In rendering this Opinion, we assume that SXE and AMID, either directly or indirectly by their general partners and/or guarantors, and any other relevant party will undertake the effort and expense necessary to present and litigate fully and vigorously the case in support of any challenge.

We are furnishing this Opinion in connection with the filing of the Registration Statement. The Opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent. We make no undertaking, and expressly disclaim any duty, to supplement or update this Opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such Opinion.

We consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the caption “Material U.S. Federal Income Tax Consequences of the Merger.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Locke Lord LLP

LOCKE LORD LLP